UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2024

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified Akoustis Technologies, Inc. (the “Company”) on October 24, 2023 that the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, and that the Company was no longer in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”). In accordance with Nasdaq listing rules, the Company was afforded 180 calendar days (until April 22, 2024) to regain compliance with the Bid Price Requirement (the “Initial Compliance Period”). To regain compliance, the closing bid price of the Company’s common stock needed to meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period, all as described in more detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 27, 2023. Since the Company did not regain compliance by April 22, 2024, the Company requested, and was granted, an additional 180 calendar days to regain compliance with Bid Price Requirement expiring October 21, 2024.

On August 19, 2024, the Company received notice from the Staff indicating that the bid price for the Company’s common stock had closed at $0.10 or less per share for the 10-consecutive trading day period ended August 16, 2024 and, accordingly, the Company is subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii). As a result, the Staff determined to delist the Company’s common stock from The Nasdaq Capital Market (the “Delisting Determination”).

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the Delisting Determination. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any compliance period granted by the Panel following the hearing.

Notwithstanding the Company’s request for a hearing, there can be no assurance that the Panel will grant the Company any compliance period or that the Company will ultimately regain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. The Company is monitoring the closing bid price of its common stock and will consider options to regain compliance with the Minimum Bid Price Requirement, including seeking stockholder approval for the implementation of a reverse stock split of the Company’s common stock at its 2024 annual meeting of stockholders.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: our ability to cure any deficiencies in compliance with the Bid Price Requirement or maintain compliance with other Nasdaq Listing Rules;  the Company’s plans to regain compliance with Nasdaq rules and request a hearing before the Panel, our expectations regarding the request for a hearing with the Panel and any outcome of such hearing; our eligibility for additional compliance periods, if necessary, in which to seek to regain compliance with the Bid Price Requirement; our ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. Such non-compliance or a delisting from Nasdaq would materially and adversely affect our ability to raise capital and our financial condition and business. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.
Date: August 23, 2024	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Chief Financial Officer

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